PETROLINSON S.A. SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 14th day of February, 1997

BETWEEN:

      HAZEL VENTURES LTD., a company incorporated under the laws of the British Virgin Islands with registered offices at Tropic Isle Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands

      (hereinafter called the "Vendor")

AND:

      SEVEN SEAS PETROLEUM COLOMBIA, INC., a company incorporated under the laws of the Cayman Islands and having a business address at 1900 Post Oak Boulevard, Suite 960, Houston, Texas, 77056, in the United States of America

      (hereinafter called "SSPC")

AND:

      SEVEN SEAS PETROLEUM INC., a company continued under the laws of the Yukon Territory with registered offices at 3081 Third Avenue, Whitehorse, Yukon Territory, Canada V1A 4Z7

      (hereinafter called "SSPI")


WITNESSES THAT WHEREAS:

A. The Vendor is the holder and beneficial owner of all of the issued and outstanding shares of Petrolinson S.A. (the "Company");

B. The Vendor has agreed to sell and SSPI has agreed to purchase the Vendor's Shares on the terms and conditions detailed herein.

THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1. INTERPRETATION

1.1 In this Agreement, including the schedules hereto, except as otherwise expressly provided:

      (a) "Agreement" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended;

      (b) "Association Contracts" means the association contracts between GHK Company Colombia and Empressa Colombiana de Petroles S.A. respecting the Properties;

      (c) "Closing" means the completion of the transactions contemplated in this Agreement in accordance with its terms;

      (d) "Closing Certificate" means a closing certificate executed by or on behalf of, inter alia, the parties to this Agreement;

      (e) "Closing Date" means the date of the Closing as determined pursuant to Section 10.1;

      (f) "Company" has the meaning assigned thereto in the preamble to this Agreement;

      (g) "Environmental Law, Regulation or Order" means all applicable domestic and foreign federal, state, municipal or local laws, statutes or ordinances pertaining to the environment, all applicable rules, regulations or the like promulgated under or pursuant to such laws, statutes or ordinances and all applicable governmental authorizations or orders or the like issued or rendered by any governmental body under or pursuant to any such laws, statutes, ordinances, rules or regulations;

      (h) "Escrow Agreement" shall have the meaning assigned thereto in paragraph 5.2(c) of this Agreement;

      (i) "Financial Statements" means the financial statements of the Company attached as Schedule "A" hereto;

      (j) "Hazardous Substance" includes any contaminants, pollutants, dangerous substances including asbestos, urea formaldehyde, liquid wastes, petrochemicals, industrial wastes, toxic substances, hazardous or toxic chemicals, hazardous wastes, hazardous materials or hazardous substances either in fact or as defined in or pursuant to or regulated by any Environmental Law, Regulation or Order;

      (k) "Liens" means all liens, mortgages, debentures, charges, hypothecations, pledges or other security interests or encumbrances of whatever kind;

      (1) "Material Adverse Effect" means an adverse effect that is, or would be, singly or in the aggregate material;

      (m) "1933 Act" means the SECURITIES ACT of 1933 (United States) as amended;

      (n) "Pledge Agreement" means that agreement providing for the pledging of the SSPI Shares by the Vendor in the form attached as Schedule "E" hereto;

      (o) "Properties" means the Dindal and Rio Seco areas located in the Upper Magdalena Basin of Colombia as described in the Association Contracts;

      (p)   "SSPI Shares" has the meaning assigned thereto in Section 2.3;

      (q) "Statement Date" means the date to which the Financial Statements of the Company were prepared;

      (r)   "The Exchange" means the Toronto Stock Exchange;

      (s) "U.S. Person" has the meaning set out in Regulation S under the 1933 Act;

      (t)   "Vendor's Shares" means the shares of the Vendor in the Company;

      (u) "Voting Support Agreement" means the shareholders voting support agreement in the form attached as Schedule "F" hereto;

      (v) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule are to the designated Section or other subdivision of, or Schedule to, this Agreement;

      (w) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

      (x) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

      (y) the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or "is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

      (z) in respect of the Company, any accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the Republic of Panama;

      (aa) in respect of SSPI and SSPC, any accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian generally accepted accounting principles;

      (ab) where any representation or warranty is made "to the knowledge of" any party, such party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstance in respect of which the representation or warranty is given being untrue if such party proves it did not have actual knowledge thereof;

      (ac) in respect of SSPI and SSPC, where any representation or warranty is made to the knowledge of one, it is deemed to be to the knowledge of both; and

      (ad) where any representation or warranty of the Vendor references disclosure to either SSPI or SSPC, disclosure to one is deemed to be disclosure to both.

1.2 The following are the Schedules to this Agreement:

            SCHEDULE      DESCRIPTION
            --------      -----------
               A          Financial Statements
               B          Directors and Officers of the Company
               C          Outstanding Indebtedness
               D          Surviving Contracts
               E          Pledge Agreement
               F          Voting Support Agreement
               G          Outstanding Options and Warrants

2. PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, the Vendor hereby sells and assigns to SSPI, and SSPI hereby purchases from the Vendor the Vendor's Shares free and clear of any liens.

2.2 SSPI hereby directs the Vendor to transfer the Vendor's Shares to and into the name of SSPC in accordance with the terms and conditions of this Agreement, and SSPC hereby acknowledges its entitlement to receive the Vendor's Shares.

2.3 The Purchase Price payable by SSPI for the Vendor's Shares shall be paid by the issuance to the Vendor of one million (1,000,000) fully paid and non-assessable common shares in the capital of SSPI (the "SSPI Shares"), subject to:

      (a)   the approval and policies of The Exchange, and

      (b)   the terms and conditions of this Agreement.

3. VENDOR'S WARRANTIES AND REPRESENTIONS

3.1 The Vendor warrants and represents to SSPI, with the intent that SSPI will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that on the date hereof:

      (a) the Vendor is the registered holder and beneficial owner of the Vendor's Shares free and clear of all Liens, and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than the Vendor's Shares;

      (b) the Vendor's Shares represent all of the issued and outstanding shares of the Company;

      (c) with the exception of this Agreement, no party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

            (i) to require the Company to issue or allot any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

            (ii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

            (iii) to purchase or otherwise acquire any shares in the capital of the Company;

      (d) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vendor's Shares to SSPC;

      (e) the Company is duly incorporated, validly existing and in good standing under the laws of the Republic of Panama;

      (f) the directors and officers of the Company are as described in Schedule "B";

      (g) all alterations to the constating documents of the Company since its incorporation have been duly approved by the shareholders of the Company and registered with the appropriate authorities;

      (h) the Company is duly registered to carry on business in all jurisdictions in which the Company carries on business except where the failure to so register would not have a Material Adverse Effect on the Company;

      (i) the Company has the power, authority and capacity to carry on its business as presently conducted by it;

      (j) the Company holds a six percent (6%) participating interest under the Association Contracts, free and clear of all Liens and the Company has no other material assets;

      (k) the Company carries on no other business other than the holding of the six percent (6%) participating interest under the Association Contracts;

      (1) to the Vendor's knowledge the Association Contracts are in good standing and remain in full force and effect;

      (m) to the Vendor's knowledge, the Company holds all licences and permits required for the conduct in the ordinary course of its business as presently conducted by it, and all such licences and permits are in good standing and the conduct and uses of the same by the Company are in compliance with all laws and other restrictions, rules, regulations and ordinances applicable to the Company and its business, save and except for breaches which do not have a Material Adverse Effect on the Company or its business as presently conducted;

      (n) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof will not:

            (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Company or the Vendor;

            (ii) to the Vendor's knowledge, conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Company or the Vendor is subject, or constitute or result in a default by the Company under any agreement, contract or commitment to which the Company or the Vendor is a party;

            (iii) to the Vendor's knowledge, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any understanding, agreement, contract, or commitment, written, oral or implied, to which the Company is a party;

            (iv) to the Vendor's knowledge, give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency, any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Company and which is necessary or desirable in connection with the conduct and operation of the business currently conducted by the Company;

            (v) to the Vendor's knowledge, constitute a default by the Company or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of the Company which would give any party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

            so as to have a Material Adverse Effect on the Company;

      (o) the Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States and applied on a basis consistent with prior years, are true and correct in every material respect, and present fairly all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the Statement Date;

      (p) there is no indebtedness of the Company, including to the Vendor, which is not disclosed or reflected in the Financial Statements other than as detailed in Schedule "C";

      (q) income tax returns with respect to the Company have been filed and income taxes paid, insofar as required, for all years to and including the most recent taxation year end of the Company, and the Company has withheld and remitted to all applicable tax collecting authorities all amounts required to be remitted to all tax collecting authorities respecting payments to employees or to non-residents, or otherwise and has paid all installments of corporate taxes due and payable as of the date hereof;

      (r) to the Vendor's knowledge, all tax returns and reports of the Company required by law to be filed prior to the date hereof including all income tax returns and all other corporate tax returns required to be filed with any governmental taxing authority or board have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the Financial Statements;

      (s) adequate provision has been made for taxes payable by the Company which are not yet due and payable and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any tax return by any taxing authority or for the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Company, and to the knowledge of the Vendor, there are no contingent tax liabilities or any grounds which would prompt a reassessment by any taxing authority;

      (t) to the Vendor's knowledge, no authorization, approval, order, license, permit or consent of, any governmental authority, regulatory body or court, and no registration, declaration or filing by the Vendor or the Company with any such governmental authority, regulatory body or court remains outstanding in order for the Vendor to complete the within purchase and sale, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms;

      (u) the Vendor does not have any specific information relating to the Company which is not generally known and which, to the knowledge of the Vendor, has not been disclosed to SSPC or SSPI and which if known could reasonably be expected to have a Material Adverse Effect on the value of the Vendor's Shares;

      (v)   to the Vendor's knowledge:

            (i) the business of the Company as currently carried on by it complies with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all health and safety statutes and regulations, and all Environmental Laws, Regulations and Orders, except where the failure to comply would not have a Material Adverse Effect on the Company;

            (ii) the Company's business, assets or properties are not subject to any judicial or administrative proceeding alleging the violation of any applicable health or safety law, Environmental Laws, Regulations and Orders, judgment, decree, order, injunction, rule, statute or regulation except where such proceeding would not have a Material Adverse Effect on the Company;

            (iii) without limiting the generality of the foregoing, there does not exist a state of facts or event which could give rise to a notice of non-compliance with any Environmental Laws, Regulations or Orders, and the Company:

                  (1) has never used any of its premises or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer or process Hazardous Substances except in compliance with all Environmental Laws, Regulations and Orders;

                  (2) has not caused or permitted the release of any Hazardous Substances on or off-site of its premises; and

                  (3) has not received any notice, citation, directive, order, claim, letter or other communication from any governmental body that it is potentially responsible for a domestic or foreign federal, state, municipal or local clean-up site or corrective action under any Environmental Law, Regulation or Order, and neither the Company nor the Vendor has any knowledge of any facts or event which could give rise thereto;

      (w) since the date of the Financial Statements there has not been any occurrence or event which has had, or to the Vendor's knowledge might reasonably be expected to have, a Material Adverse Effect on the business of the Company as currently carried on or the results of its operations;

      (x) other than this Agreement and the Association Contracts, and except as disclosed in Schedule "D" hereto, the Company does not have:

            (i) any material contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than one month's notice, or

            (ii) any outstanding material agreements, contracts or commitments (whether written or oral) whatsoever relating to or affecting the conduct of its business as currently carried on, or any of its assets, or for the purchase, sale or lease of its assets;

      (y) there are no actions, suits, judgments, investigations or proceedings outstanding or pending, or, to the knowledge of the Vendor, threatened against or affecting the Company, at law or in equity, before or by any domestic or foreign:

            (i)   court,

            (ii)  federal, state, municipal or other governmental authority, or

            (iii) department, commission, board, tribunal, bureau or agency,

            and the Company is not a party to or threatened with any litigation which in either case would have a Material Adverse Effect on the Company;

      (z)   to the Vendor's knowledge, the Company is not:

            (i) in breach of any of the terms, covenants, conditions, or provisions of, or in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any contract to which it is a party provided that no representation or warranty is given with respect to any breach or default under the Association Contracts which may arise as a result of the entering into of this Agreement and the completion of the transactions contemplated hereby;

            (ii) in violation of, nor are any present uses by the Company of any of its assets in violation of or contravention of, any applicable law, statute, order, rule or regulation;

            (iii) in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which the Company is bound or to which the Company or any of its assets are subject;

            except where such breach or violation would not have a Material Adverse Effect;

            and the Company has not received notice that any such default, breach or violation is being alleged;

      (aa) the Company has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any party, except as described in the Financial Statements;

      (ab)  the Company has no employees;

      (ac)  since the date of the Financial Statements:

            (i) no dividends of any kind or other distribution on any shares of the Company have been declared or paid by the Company;

            (ii) except as required under the Association Contracts, no capital expenditure or commitment therefor has been made by the

                  Company other than as previously disclosed in writing to SSPC; and

            (iii) the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, director or officer of the Company, except increases in the normal course of business;

      (ad) the Vendor is not a U.S. Person and is not acquiring the securities offered hereby for the account or benefit of a U.S. Person;

      (ae) the Vendor is aware that the SSPI Shares have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States unless an exemption from such registration requirement is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under the 1933 Act and that SSPI has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the SSPI Shares;

      (af)  the Vendor is further aware that:

            (i) no offers in respect of the SSPI Shares were made by any person to the Vendor while the Vendor was in the United States;

            (ii) the Vendor was outside the United States at the time of execution and delivery of this Agreement; and

            (iii) the certificates representing the SSPI Shares will bear a legend stating that such securities have not been registered under the 1933 Act or the securities laws of any state of the United States and the SSPI Shares may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

      (ag)  the Vendor is a resident of the British Virgin Islands;

      (ah) the Vendor is not acquiring the SSPI Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

      (ai) there are no brokerage, finder's or similar fees paid or payable by or on behalf of the Company or the Vendor in connection with the transactions contemplated herein.

4. SSPC'S AND SSPI'S WARRANTIES AND REPRESENTIONS

4.1 SSPC and SSPI jointly and severally warrant and represent to the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that on the date hereof:

      (a) SSPC has been duly and validly incorporated and is a validly existing corporation in good standing under the laws of the Cayman Islands, with all necessary power, authority and capacity to own its property and assets and carry on its business as presently carried on by it and to complete the transactions provided for herein;

      (b) SSPI has been duly and validly incorporated and is a validly existing corporation in good standing under the laws of the Yukon Territory, with all necessary power, authority and capacity to own its property and assets and carry on its business as presently carried on by it and to complete the transactions provided for herein;

      (c) SSPI is a reporting issuer in good standing under the securities laws of Ontario, Alberta and British Columbia;

      (d) SSPI is not a reporting issuer under the securities laws of any other province, state, country or other jurisdiction;

      (e) SSPI has full corporate power and authority to issue the SSPI Shares, and the SSPI Shares will be issued as fully paid and non-assessable shares;

      (f) the authorized capital of SSPI consists of an unlimited number of common shares without par value and an unlimited number of Class "A" preferred shares without par value of which 32,612,910 common shares and nil Class "A" preferred shares are issued and outstanding as at the date hereof;

      (g) with the exception of this Agreement or as set out in Schedule G hereto, no party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

            (i) to require SSPI to issue or allot any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

            (ii) to require SSPI to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

            (iii) to purchase or otherwise acquire any shares in the capital of
                  SSPI;

      (h) each of SSPI and SSPC is duly registered to carry on business in all jurisdictions in which it carries on business except where the failure to register would not have a Material Adverse Effect on the condition (financial or otherwise) business, properties, prospects or net worth of SSPI or SSPC as the case may be;

      (i) each of SSPI and SSPC has full corporate power and authority to enter into this Agreement and to perform its obligations set out herein, and the Agreement has been duly authorized, executed and delivered by each of SSPI and SSPC and constitutes a legal, valid and binding obligation of each of SSPI and SSPC enforceable in accordance with its terms;

      (j) neither SSPC nor SSPI is in default or breach of, and the execution and delivery of this Agreement by SSPC and SSPI and the performance of the transactions contemplated thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, resolutions or bylaws of SSPC or SSPI;

      (k) SSPC and SSPI hold all licenses and permits required for the conduct in the ordinary course of their respective businesses as presently conducted by them;

      (1) SSPI has the right, power and authority to direct the transfer of the Vendor's Shares to SSPC and SSPC has the right, power and authority to receive same, and neither such direction nor reception of the Vendor's Shares gives rise to any liability under taxation or other laws; and

      (m) SSPI is not a nonresident of Canada for the purposes of the INCOME TAX ACT (Canada).

5. COVENANTS AND ACKNOWLEDGEMENTS OF THE VENDOR

5.1 The Vendor hereby covenants and agrees that:

      (a) the representations and warranties of the Vendor contained herein shall be true in all material respects at and as of the Closing as if such representations and warranties were made as of such time;

      (b) the Vendor shall duly and punctually perform all the obligations to be performed by it under this Agreement;

      (c) the Vendor shall execute all such documents and do all such things as shall be reasonably necessary to give full effect to this Agreement;

      (d) without limiting the generality of paragraph 5.1(a), from the date hereof to and including the time of Closing:

            (i) the Vendor shall use its reasonable efforts to cause the Company to comply with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities in the Republic of Panama, the Republic of Colombia and the United States of America; and

            (ii) the Vendor shall not permit the Company to sell, assign or otherwise transfer, or subject to any Lien whatsoever, any of the Company's assets or properties (including, without limitation, the Company's interests in the Association Contracts and the Properties);

      (e) the Vendor shall, and the Vendor shall cause the Company to, provide SSPI with reasonable access to all relevant materials requested by SSPI to undertake reasonable due diligence.

5.2 The Vendor hereby acknowledges and agrees that:

      (a) in order to ensure compliance with applicable securities laws, the SSPI Shares may not be sold for a period of 120 days after the Closing Date;

      (b) SSPI shall be entitled to take all such steps as it shall deem necessary to give effect to this Section 5.2, including, but not necessarily limited to, causing a legend to be placed on the share certificates representing the SSPI Shares detailing the restriction set out in Section 5.2(a) above in such manner as SSPI may direct; and

      (c) if required by the Ontario Securities Commission or The Exchange, he will enter into an escrow agreement respecting all or a portion of the SSPI Shares (the "Escrow Agreement"), which Escrow Agreement shall be in a form acceptable to the Ontario Securities Commission.

6. COVENANTS OF SSPI

6.1 SSPI hereby covenants and agrees that:

      (a) the representations and warranties of SSPI contained herein shall be true in all material respects at and as of the Closing as if such representations and warranties were made as of such time;

      (b) SSPI shall duly and punctually perform all the obligations to be performed by it under this Agreement, and cause SSPC to duly and punctually perform all the obligations to be performed by it under this Agreement;

      (c) SSPI shall execute, and will cause SSPC to execute, all such documents and shall do, and will cause SSPC to do, all such things as shall be reasonably necessary to give full effect to this Agreement;

      (d) it will cause the SSPI Shares and the certificates representing the same to be duly issued and delivered in accordance with this Agreement and the Articles of SSPI;

      (e) all SSPI Shares which shall be issued hereunder shall be fully paid and non-assessable;

      (f)   it will use its best efforts to maintain its corporate existence;

      (g) it will use its best efforts to ensure that all common shares of SSPI outstanding or issuable from time to time continue to be traded on The Exchange, the Canadian Dealing Network or such other exchange or electronic trading facility satisfactory to the directors of SSPI;

      (h) it will duly and punctually take all such steps as shall be necessary to cause the removal of any order which may be issued ceasing or suspending trading in the securities of SSPI or prohibiting the sale of such securities;

      (i) it will make all requisite filings under applicable securities legislation including those necessary to remain a reporting issuer not in default in the provinces of Ontario, Alberta and British Columbia and it will use its reasonable best efforts to maintain that status for a period of one year from the date hereof;

      (j) it will provide the Vendor with reasonable access to all relevant materials requested by the Vendor to undertake reasonable due diligence; and

      (k) following the Closing Date, it will use its best efforts to obtain all necessary regulatory approvals and consents to the transfer of the 6% interest in the Association Contracts held by the Company to SSPC or another subsidiary of SSPI.

7. COVENANTS OF SSPC

7.1 SSPC hereby covenants and agrees that:

      (a) the representations and warranties of SSPC contained herein shall be true in all material respects at and as of the Closing as if such representations and warranties were made as of such time;

      (b) SSPC shall duly and punctually perform all the obligations to be performed by it under this Agreement; and

      (c) SSPC shall execute all such documents and shall do all such things as shall be reasonably necessary to give full effect to this Agreement.

8. NON-MERGER

8.1 The representations, warranties, covenants and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date for a period of one year from the date hereof, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant or agreement), or any investigation by SSPI and/or SSPC, the same will remain in full force and effect during that period.

8.2 The representations, warranties, covenants and agreements of SSPC and SSPI contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date for a period of one year, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases SSPC and SSPI of such representation, warranty, covenant or agreement), or any investigation by the Vendor, the same will remain in full force and effect during that period.

9. CONDITIONS PRECEDENT

9.1 The obligations of SSPC and SSPI to consummate the transactions herein contemplated are subject to the fulfillment of each of the following conditions at the times stipulated:

      (a) this Agreement and the transactions contemplated hereby shall have been approved by The Exchange and by every other stock exchange and regulatory authority having jurisdiction whose approval is required;

      (b) the representations and warranties of the Vendor contained herein shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of such time;

      (c) all covenants, agreements and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing, including the Vendor's obligation to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;

      (d) all contracts, other than as detailed in Schedule "D", shall have been terminated without further obligation to the Company;

      (e) the shareholders loan of $316,911 as set out in the Financial Statements will be either forgiven or repaid prior to Closing, in either case with no further obligation to the Company;

      (f) the Vendor shall have entered into the Pledge Agreement and the Voting Support Agreement;

      (g) the Vendor shall have executed all such documents as may be required by the Ontario Securities Commission and The Exchange providing for restrictions on the resale of the SSPI Shares (including, without limitation, an Escrow Agreement, if required); and

      (h) SSPI shall have completed a due diligence review of the Company with results satisfactory to it and its counsel on or before February 15, 1997.

9.2 The conditions set forth in Section 9.1 are for the exclusive benefit of SSPI and may be waived by SSPI in writing in whole or in part at any time.

9.3 The obligations of the Vendor to consummate the transactions herein contemplated are subject to the fulfillment of each of the following conditions:

      (a) the representations and warranties of SSPC and SSPI contained herein are true and correct in all material respects at and as of Closing as if such representations and warranties were made as of such time;

      (b) all covenants, agreements and obligations hereunder on the part of SSPC and SSPI to be performed or complied with at or prior to the Closing, including SSPC's and SSPI's obligations to deliver the documents and instruments herein provided for, shall have been performed and complied with as at the Closing;

      (c) the terms of any escrow restrictions imposed by the Ontario Securities Commission with respect to the resale of the SSPI Shares shall be acceptable to the Vendor; and

      (d) the Vendor shall have completed a due diligence review of SSPI satisfactory to the Vendor and his counsel.

9.4 The conditions set forth in Section 9.3 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part at any time.

9.5 The obligations of the Vendor, SSPI and SSPC to complete and give effect to the transactions herein contemplated are further subject to the due execution of the Closing Certificate by or on behalf of all parties whose execution is provided for therein.

10. CLOSING

10.1 The Closing shall take place at 10:00 a.m. local time at the offices of Integro Trust (BVI Limited), located at Tropic Isle Building, Wickhams Cay in the City of Road Town, Tortola, British Virgin Islands, within five (5) business days of obtaining by SSPI of all necessary regulatory approvals for the issuance of the SSPI Shares, which in any event shall be no later than March 31, 1997, or such other later date as may be mutually agree upon by the parties hereto.

11. TRANSACTIONS OF THE VENDOR AT THE CLOSING

11.1 At the Closing, the Vendor will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer the Vendor's Shares to SSPC, free and clear of all Liens, including:

      (a) certified copies of resolutions of the directors of the Company and the Vendor authorizing the transfer of the Vendor's Shares and certified copies of resolutions of the directors of the Company authorizing the transfer of the Vendor's Shares in bearer form;

      (b) a certificate executed by the directors of the Company certifying that the Vendor's Shares represent all of the issued and outstanding shares of the Company and that there are no agreements, rights or options outstanding to purchase or otherwise acquire any shares in the Company;

      (c)   share certificates representing the Vendor's Shares in bearer form;

      (d) resignations in writing of all the directors and officers and signing officers of the Company;

      (e) all corporate records and books of account of the Company including, without limiting the generality of the foregoing, minute books, share register books, share certificate books and annual reports;

      (f) a Closing Warranty and Certificate from the Vendor confirming that the representations and warranties of the Vendor contained herein are true and correct in all material respects at and as of the Closing, that the Vendor has complied with the covenants contained in Section 5.1 and that the conditions to be satisfied by the Vendor, unless waived, set out in Section 9.1 have been satisfied at the Closing;

      (g)   the Voting Support Agreement duly executed by the Vendor;

      (h) the Pledge Agreement duly executed by the Vendor together with an executed stock power of attorney, with the execution by the Vendor properly guaranteed, and such other documents as are required to be delivered by the Vendor under the terms of the Pledge Agreement;

      (i) if required, the Escrow Agreement duly executed by the Vendor, together with duly executed copies of such other documents as may be required under Section 9.1(g) of this Agreement;

      (j) a legal opinion from counsel to the Company addressed to SSPI in form satisfactory to SSPI; and

      (k) all such other documents and instruments as SSPI may reasonably require including but not limited to computer data including information as to the Properties, administrative information, and all accounting information, vouchers, receipts, accounting entries and diaries of the Company.

12. TRANSACTIONS OF SSPI AT THE CLOSING

12.1 At the Closing, SSPC and SSPI will deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer the SSPI Shares to the Vendor, free and clear of all Liens, including:

      (a) certified copies of resolutions of the directors of SSPC and SSPI authorizing the entering into of this Agreement and the carrying out of the transactions contemplated herein and certified copies of resolutions of the directors of SSPI authorizing the issuance of SSPI Shares;

      (b) duly issued share certificates representing the SSPI Shares in the name of the Vendor as provided in Section 2.3 hereof;

      (c) a Closing Warranty and Certificate from SSPC and SSPI confirming that the representations and warranties of SSPC and SSPI contained herein are true and correct in all material respects at and as of the Closing, that SSPC and SSPI have complied with the covenants contained in
            Section 6.1 and 7.1 and that the conditions to be satisfied by SSPC and SSPI, unless waived, set out in Section 9.3 have been satisfied at the Closing;

      (d) a legal opinion from counsel to SSPC and SSPI addressed to the Vendor and in form satisfactory to the Vendor;

      (e) all such other documents and instruments as the Vendor may reasonably require with respect to SSPC and SSPI; and

      (f) a certificate of Montreal Trust, as the registrar and transfer agent of SSPI, confirming the information set out in subsection 4.1(f).

13. INDEMNITY

13.1 The Vendor hereby agrees to indemnify and hold harmless SSPI and SSPC from and against:

      (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to SSPI or SSPC hereunder;

      (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing; and

      (c) any and all liability to which SSPI or SSPC is subject as a result of the failure of the Vendor to pay such tax obligations of the Vendor as are determined to exist arising from the transactions contemplated herein;

and if any action or claim shall be asserted against SSPI, SSPC or the Company in respect of which indemnity may be sought hereunder, SSPI, SSPC or the Company, as the case may be, shall promptly notify the Vendor in writing and the Vendor shall assume the defense thereof at his expense through legal counsel acceptable to SSPI. No party shall effect a settlement of such action or claim without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

13.2 The liability of the Vendor under Section 13.1 herein shall be secured by a pledge of the SSPI Shares in favour of SSPI in accordance with the terms of the Pledge Agreement, said pledge to remain in effect until the earlier of the date that the 6% participating interest in the Association Contracts is validly transferred to SSPC or such other subsidiary of SSPI as SSPI shall elect, and 120 days from the Closing Date, provided that in circumstances where the transfer has not occurred 120 days from the Closing Date as a result of circumstances outside of the control of SSPI, then the 120 days referred to herein shall be extended by a further

30 days in circumstances where an action or claim is asserted to which Section
13.1 applies during the period in which the pledge is otherwise to remain in effect hereunder, the pledge shall remain in effect until such time as the action or claim is quantified by agreement between SSPI and the Vendor, in which case the pledge shall remain in effect only as to those number of SSPI Shares as have a market price equal to the quantified amount, said SSPI Shares to remain subject to the pledge until such time as such action or claim is either settled or becomes a liability certain of the Vendor under Section 13.1 herein, in which case SSPI shall be entifled to realize on the pledge to the extent of such liability in accordance with the terms of the Pledge Agreement.

13.3 The total and aggregate liability of the Vendor under Section 13.1 herein shall be limited to the market price, as at the date of a claim for indemnity, of the SSPI Shares and such liability can be satisfied either by paying the amount thereof to SSPI or by surrendering such of the SSPI Shares as have a market price equal to the amount of the liability.

13.4 For the purpose of Section 13.3 herein, the "market price" of the SSPI Shares shall be deemed to be equal to the average of the closing price of SSPI's common shares on The Toronto Stock Exchange during the ten most recent trading days ending immediately prior to the date of a claim for indemnity.

13.5 SSPI and SSPC will indemnify and hold harmless the Vendor from and against:

      (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of SSPI or SSPC under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendor hereunder; and

      (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing;

and if any action or claim shall be asserted against the Vendor in respect of which indemnity may be sought hereunder, the Vendor shall notify SSPI in writing and SSPI shall assume the defence thereof at its expense through legal counsel acceptable to the Vendor. No party shall effect a settlement of such action or claim without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

14. CONFIDENTIALITY

14.1 The existence of this Agreement and the terms and conditions hereof are intended to be confidential and are not to be discussed with or disclosed to any third party, except:

      (a)   with the express prior written consent of the other parties hereto;

      (b) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation or ruling;

      (c) as SSPI and the Vendor, or their designees, reasonably deems appropriate in order to conduct due diligence, title or other investigation relating to the transactions contemplated herein; or

      (d) as may be required by SSPI to be disclosed in a press release pursuant to applicable securities laws, or the policies, rules or regulations of The Exchange or any other stock exchange on which SSPI's shares are listed.

15. COUNTERPARTS

15.1 This Agreement may be executed in any number of facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

16. TIME OF THE ESSENCE

16.1 Time is of the essence of this Agreement.

17. ENTIRE AGREEMENT

17.1 This Agreement, together with the agreements and documents provided for herein, contains the entire agreement between the parties hereto in respect of the purchase and sale of the Vendor's Shares and there are no warranties, representations, terms, conditions or collateral agreements, express or implied, other than expressly set forth or provided for in this Agreement.

18. FURTHER ASSURANCES

18.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement, and the parties will cooperate in respect of any requirement to file an application with Investment Canada.

19. SUCCESSORS AND ASSIGNS

19.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

20. NOTICE

20.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail, to the following addresses:

      (a)   If to the Vendor:

                   HAZEL VENTURES LTD.
                   Tropic Isle Building
                   Wickhams Cay, Road Town
                   Tortola, British Virgin Islands
                   Attention:  Selena Gibson

      (b)   If to SSPI:

                   SEVEN SEAS PETROLEUM INC.
                   Suite 960 - 1900 Post Oak Boulevard
                   Houston, Texas 77056
                   U.S.A.
                   Attention:  Timothy Stephens

or to such other address as any Party may specify by notice in writing to the other.

20.2 Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

20.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

21. PROPER LAW

21.1 This Agreement will be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the date first above written.

HAZEL VENTURES LTD.

Per: /s/ S. GIBSON
         Authorized Signatory

SEVEN SEAS PETROLEUM COLOMBIA INC.

Per: /s/ SIGNATURE ILLEGIBLE
         Authorized Signatory


SEVEN SEAS PETROLEUM INC.

Per: /s/ SIGNATURE ILLEGIBLE
         Authorized Signatory

This is page 24 of an Agreement dated for reference the 14th day of February, 1997 between Hazel Ventures Ltd., Seven Seas Petroleum Colombia Inc. and Seven Seas Petroleum Inc.

                                  SCHEDULE "A"

                               PETROLINSON, S.A.
                                 CONSOLIDATION
                                    12/31/95
                       SEE ACCOUNTANTS COMPILATION REPORT

ACCOUNT                         PANAMA         COLOMBIA       COMBINED       ADJUSTMENTS   CONSOLIDATION
                              @ 12/31/95      @ 12/31/95      BALANCE          DR(CR)        @ 12/31/95
                             ------------    ------------   ------------    ------------    ------------
CASH .....................         12,566              35         12,601            --            12,601
ACCOUNTS RECEIV ..........           --                85             85            --                85
DUE FR COLOMB BRANCH .....        885,944            --          885,944        (885,944)              0
INVESTMENTS ..............      1,360,776            --        1,360,776      (1,360,774)              0
SUB-SURFACE RIGHTS .......           --            41,791         41,791         (38,808)          2,983
ORGANIZATION COST ........           --            11,249         11,249         (11,249)              0
DEFERRED CHARGES .........         34,863       5,876,254      5,911,117      (5,600,890)        310,227

TOTAL ASSETS .............      2,294,149       5,929,414      8,223,583      (7,897,667)        325,896

DUE TO SHAREHOLDER .......        308,550           8,361        316,911            --           316,911
PARTICIPANTS ACCOUNT .....        114,190            --          114,190         114,190               0
DUE TO HOME OFFICE .......           --         5,525,955      5,525,955       5,525,955               0

TOTAL LIABILITIES ........        422,740       5,534,316      5,967,056       5,640,145         316,911

CAPITAL ..................          2,200           2,200          4,400           2,055           2,345
OTHER PAID IN CAPITAL ....         (2,055)           --           (2,055)         (2,055)              0
LEGAL RESERVE ............           --               254            254            --               254
RETAINED EARNINGS ........      1,872,715         391,810      2,264,525       2,257,522           7,003
PROFIT (LOSS) ............         (1,451)              0         (1,451)           --            (1,451)
CONVERSION GAIN (LOSS) ...              0             834            834            --               834

TOTAL CAPITAL ............      1,871,409         395,098      2,266,507       2,257,522           8,985

TOTAL LIABILITES & CAPITAL      2,294,149       5,929,414      8,223,563       7,897,667         325,696

                                  SCHEDULE "B"

                   DIRECTORS AND OFFICERS OF PETROLINSON S.A.

         Janio Luis Lescure Sanchez     --    President and Director

         Ivan Diaz Gutierrez            --    Treasurer and Director

         Maribel Caliendo Melendez      --    Secretary and Director

                                 SCHEDULE "C"

                 OUTSTANDING INDEBTEDNESS OF PETROLINSON S.A.

                                     None

                                 SCHEDULE "D"

                   SURVIVING CONTRACTS OF PETROLSINSON S.A.

                                     None

                                 SCHEDULE "E"

                               PLEDGE AGREEMENT

THIS AGREEMENT dated for reference the ___ day of February, 1997.

AMONG:
             HAZEL VENTURES LTD., a company incorporated under the laws of the British Virgin Islands with registered offices at Tropic Isle Building, Wickliams Cay, Road Town, Tortola, British Virgin Islands

             (Hereinafter called the "Hazel Ventures")

                                                      OF THE FIRST PART
AND:

             SEVEN SEAS PETROLEUM INC., a company continued under the laws of the Yukon Territory with registered offices at 3081 Third Avenue, Whitehorse, Yukon Territory, Canada V1A 4Z7

             (hereinafter called "SSPI")
                                                      OF THE SECOND PART
AND:

             SEVEN SEAS PETROLEUM COLOMBIA INC., a company incorporated under the laws of the Cayman Islands with a business address at 1900 Post Oak Boulevard, Suite 960, Houston, Texas, 77056, in the United States of America

             (hereinafter called "SSPC")
                                                      OF THE THIRD PART
AND:
             INTEGRO TRUST (BVI LIMITED), a company incorporated under the laws of the British Virgin Islands with a business address at Tropic Isle Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands

             (hereinafter called the "Agent")
                                                      OF THE FOURTH PART

                                     - 2 -
WHEREAS:

A. SSPI, SSPC and Hazel Ventures have entered into a share purchase agreement dated for reference December 23, 1996 (the "Share Purchase Agreement"), whereby SSPI has agreed to acquire all the issued and outstanding shares of Petrolinson S.A. ("Petrolinson") in consideration of the issuance to Hazel Ventures, as vendor, of one million common shares in the capital of SSPI (the "SSPI Shares");

B. Under the terms of the Share Purchase Agreement, Hazel Ventures has agreed to provide certain indemnities (the "Indenmities") to SSPI and SSPC and as security therefor has agreed to pledge the SSPI Shares; and

C. The Agent has agreed to undertake and perform its duties according to the terms and conditions hereof.

      NOW THEREFORE THIS AGREEMENT that in consideration of the premises and mutual covenants and agreements herein contained, and for good and other valuable consideration, the parties hereby agree as follows:

1. In this Agreement, including the schedules hereto, except as otherwise expressly provided:

      (a) "Agreement" means this agreement, including the preamble hereto, as it may from time to time be supplemented or amended;

      (b) "Association Contracts" shall have the meaning assigned thereto in the Share Purchase Agreement;

      (c) "Certificates" means the share certificate or certificates representing the SSPI Shares;

      (d) "Closing Date" shall have the meaning assigned thereto in the Share Purchase Agreement;

      (e) "Pledged Assets" means: (i) the SSPI Shares delivered to the Agent hereunder and the accompanying Powers, (li) the balance of funds, if any, in the Escrow Account and all interest earned thereon, and
            (iil) any other property which may be substituted therefor;

      (f)   "Account" shall have the meaning assigned thereto in Section 3;

      (g)   "Release Date" shall have the meaning assigned thereto in Section 4;

      (h) "Market Price" means the average closing price of SSPI's listed common shares on The Toronto Stock Exchange on the ten trading days immediately preceding the time for determination of such Market Price;

      (i) "Petrolinson" shall have the meaning assigned thereto in the preamble to this Agreement;

      (j)   "Powers" shall have the meaning assigned thereto in Section 2;

      (k) "SSPI Shares" shall have the meaning assigned thereto in the preamble to this Agreement;

      (1) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule are to the designated Section subdivision of, or Schedule to, this Agreement;

      (m) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

      (n) the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto).

2. On the Closing Date, as security for the Indemnities, Hazel Ventures shall cause to be delivered to the Agent Certificates representing the SSPI Shares, together with undated irrevocable stock transfer powers (the "Powers") duly executed in blank by Hazel Ventures.

3. All dividends declared and distributed in respect of the SSPI Shares shall be deposited with the Agent and held pursuant to the terms hereof. The Agent agrees to hold and dispose of the Certificates and the Powers and any funds which may be delivered to the Agent as contemplated in this Agreement and to establish and maintain a separate, interest-bearing trust account with a reputable bank for any such funds (the "Account"). The Agent's possession of the Pledged Assets shall be considered possession as agent for SSPI and SSPC for purposes of continuing the perfection of SSPI and SSPC's security interest therein (although the Agent's responsibilities and liability for acting in such capacity shall be limited as provided herein).

4. The Agent shall hold the Pledged Assets until the earlier of the date that Petrolinson's 6% participating interest in the Association Contracts is validly transferred to SSPC or such other subsidiary of SSPI as SSPI shall elect, and 120 days after the Closing Date (such earlier date, the "Release Date"); provided, however, that in the event that the said transfer of Petrolinson's 6% participating interest in the Association Contracts is delayed beyond 120 days for reasons beyond SSPI's control, the 120-day period referred to herein shall be extended to 150 days after the Closing Date and further provided that, in circumstances where an action or claim is asserted which could give rise to a liability of Hazel Ventures under the Share Purchase Agreement during the period in which the Agent is otherwise obligated to hold the Pledged Assets hereunder, the Agent shall continue to hold the Pledged Assets until such time as the action or claim is quantified by agreement between SSPI and Hazel Ventures, in which case the Agent shall continue to hold only that number of the SSPI Shares as have a Market Price equal to the quantified amount, said SSPI Shares to be held until such time as such action or claim is settled or becomes a liability certain of the Vendor under the Share Purchase Agreement, in which case the provisions of Section 5 herein shall apply in respect of such liability. Upon delivery to the Agent of notice in writing signed by an authorized representative of SSPI and an authorized representative of Hazel Ventures that the Release Date has occurred, the Agent shall deliver the Pledged Assets to Hazel Ventures, and in this regard SSPI covenants and agrees that it will act promptly in furnishing such notice to the Agent upon occurrence of the Release Date.

5. In the event Hazel Ventures shall become liable or obligated to SSPI and/or SSPC under the Share Purchase Agreement, Hazel Ventures may, at its option, pay the amount of such liability to SSPI and/or SSPC, as the case may be. In the event Hazel Ventures does not pay the said amount with ten (10) days after the liability has become fixed under the procedures set forth in Section 7 and receipt by Hazel Ventures of written notice from SSPI and/or SSPC specifying the amount due and the facts giving rise to such liability of Hazel Ventures, SSPI and/or SSPC, as the case may be, may look to the Pledged Assets for discharge of such liability of Hazel Ventures without, however, in any way releasing or satisfying any liability of Hazel Ventures under the Share Purchase Agreement except to the extent that such liability shall have been satisfied by the Pledged Assets.

6. Subject to the limitations set forth in Section 5, SSPI and/or SSPC, as the case may be, shall be entitled to receive Pledged Assets to the extent necessary to satisfy any and all liabilities of Hazel Ventures under the Share Purchase Agreement. Without limiting the generality of the foregoing, SSPI and/or SSPC, as the case may be, shall be entitled to claim SSPI Shares having an aggregate Market Price sufficient to satisfy the liabilities of Hazel Ventures under the Share Purchase Agreement.

7. Each claim by SSPI and/or SSPC for indemnification under the Share Purchase Agreement shall be made by notice to the Agent with a copy of such notice to Hazel Ventures, stating the nature and amount of the claim. Any claim based upon a final judgment, decree or award of a court of competent jurisdiction requiring the payment of money by SSPI, SSPC or any of their respective officers or directors, shall be conclusive as to the amount of such claim, provided a certified copy of such judgment, decree or award. Any claim shall be settled in all respects thirty (30) days after receipt by the Agent of notice thereof, unless within such period the Agent and SSPI and/or SSPC, as the case may be, shall have received from Hazel Ventures written notice questioning the propriety of the claim, in which case such claim, unless settled by mutual agreement between SSPI and Hazel Ventures, shall be promptly referred by the Agent to a single arbitrator to be mutually agreed to between SSPI and Hazel Ventures, whose decision shall be conclusive and binding upon the parties hereto.

8. The Agent shall not be liable for any loss arising out of any act or omission to act, or for any error in judgement, in the execution of the agency created by this Agreement, except in the case of gross negligence or wilful misconduct of the Agent or its employees.

9. The Agent shall not be required to give any bond or other security for the faithful or due performance of its duties under the agency created by this Agreement.

10. The Agent shall be entitled to charge and be paid all usual or proper professional and other charges for any business or act done in the execution of the agency created by this Agreement.

11. SSPI and Hazel Ventures agree, severally and jointly, to hold the Agent harmless and to indemnify the Agent against any loss, liability, expense (including reasonable legal fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for gross negligence or wilful misconduct of the Agent or its employees. The foregoing indemnities in this Section shall survive the resignation or removal of the Agent or the termination of this Agreement.

12. The Agent is not a party to, and is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Agreement.

13. The Agent acts hereunder as a trustee only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the documents deposited with it, or for the form or execution of any documents, or for the identity or authority or right of any person or party executing them.

14. The Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document apparently signed by the proper person or party.

15. In the event of any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby, the Agent shall be entitled, at its discretion, to refuse to comply with any demands or claims on it, as long as such disagreement shall continue, and in so refusing the Agent may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing, the Agent shall not be or become liable in any way or to any person or party for its failure or refusal to comply with such conflicting demands or adverse claims, and it shall be entitled to continue so to refrain from acting and so to refuse to act until the rights of such persons or parties shall have been finalLy adjudicated in a court assuming and having jurisdiction on the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and the Agent shall have been notified thereof in writing signed by all persons and parties interested.

16. The existence of this Agreement and the terms and conditions hereof are intended to be confidential and are not to be discussed with or disclosed to any third party, except:

      (a)   with the express prior written consent of the other parties hereto;

      (b) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation or ruling;

      (c) as SSPI and Hazel Ventures, or their designees, reasonably deems appropriate in order to conduct due diligence, title or other investigation relating to the transactions contemplated in the Share Purchase Agreement; or

      (d) as may be required by SSPI to be disclosed in a press release pursuant to applicable securities laws, or the policies, rules or regulations of The Toronto Stock Exchange or any other stock exchange on which SSPI's shares are listed.

17. This Agreement maybe executed in any number of facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

18. Time is of the essence of this Agreement.

19. The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

20. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

21. Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail, to the following addresses:

      (a)   If to Hazel Ventures:

                   HAZEL VENTURES LTD.
                   Tropic Isle Building
                   Williams Cay
                   Road Town, Tortola
                   British Virgin Islands
                   Attention:  Selena Gibson

                   Facsimile Number: ____________

(b)    If to SSPI:

                   SEVEN SEAS PETROLEUM INC.
                   Suite 960 - 1900 Post Oak Boulevard
                   Houston, Texas 77056
                   U.S.A.
                   Attention:  Timothy Stephens

                   Facsimile Number: 713-621-9770

      (c)   If to the Agent:

                   INTEGRO TRUST (BVI LIMITED)
                   Tropic Isle Building
                   Williams Cay
                   Road Town, Tortola
                   British Virgin Islands
                   Attention:  Selena Gibson

                   Facsimile Number: ____________

or to such other address as any party may specify by notice in writing to the other parties.

22. Any notice delivered on a business day pursuant to Section 21 will be deemed conclusively to have been effectively given on the date notice was delivered.

23. Any notice sent by prepaid registered mail pursuant to Section 21 will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

24. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

      IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

HAZEL VENTURES LTD.

Per: /s/ S. GIBSON
     Authorized Signatory

                                  SCHEDULE "F"

                      SHAREHOLDERS VOTING SUPPORT AGREEMENT

This Agreement is made as of _________________,  1997

BETWEEN:

             SEVEN SEAS PETROLEUM INC.

             (herein called the "Company")
                                                      OF THE FIRST PART
AND
            HAZEL VENTURES LTD.,

             (herein called the "Shareholder")
                                                      OF THE SECOND PART

WHEREAS:

A. The Shareholder has agreed to enter into this Agreement to evidence certain respective rights and obligations in respect of certain matters pertaining to the voting and disposition of voting shares of the Company;

FOR VALUE RECEIVED, the parties agree as follows:


SECTION 1- DEFINITIONS

      (a)   "Board" means the board of directors of the Company;

      (b) "Meeting" means a meeting of the shareholders of the Company duly called in accordance with the terms of the Business Corporations Act (Yukon);

      (c) "Slate" means the slate of directors proposed by the Chief Executive Officer of the Company for election to the Board.

SECTION 2- INTERPRETATION

2.1 GENDER/NUMBERS. Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include both genders.

2.2 HEADINGS. The article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

2.3 PROPER LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

SECTION 3 - EXERCISE OF VOTING POWER

3.1 EXERCISE OF VOTING POWER. Until termination of this Agreement under section 5.1, at any Meeting called for the purpose of electing directors of the Company, the Shareholder shall vote or cause to be voted all voting shares of the Company owned or controlled by it on the date of such meeting in favour of the election of the Slate.

3.2 NOMINATIONS. If, in connection with any Meeting called for the purpose of electing directors of the Company, management of the Company fails to nominate a Slate, the Shareholder shall be entitled to nominate and vote for individuals as it so chooses.

SECTION 4 - SALES OF SHARES

4.1 RESTRICTED SALES. The Shareholder will, as a condition of a sale of any shares of the Company held by it, require the purchaser to agree to be bound by the terms of this

Agreement provided that this condition will not apply to sales in the open market made through the facilities of The Toronto Stock Exchange or any other stock exchange or electronic trading facility on which the Company's shares are listed or quoted for trading.

4.2 TAKE-OVER BIDS. If a take-over bid or other offer is made generally to shareholders of the Company by an arm's length third party for all or a portion of the common shares of the Company, the Shareholder will be free to tender to such bid or offer any common shares owned by it and shall not be required. to comply with the selling restrictions contained in section 4.1.

SECTION 5 - TERMINATION

5.1 TERMINATION. This Agreement shall terminate on July 19, 1998.

SECTION 6- MISCELLANEOUS

6.1 AMENDMENT. The provisions of this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by a written instrument signed by all the parties hereto or their respective successors and assigns.

6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

6.3 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person not a party hereto, including, without limitation, any shareholders of the Company not parties hereto.

6.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

6.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

The parties have executed this Agreement as of the day and year first above written.

                                           SEVEN SEAS PETROLEUM INC.

                                           per:  /s/  SIGNATURE ILLEGIBLE
                                                      Authorized Signatory


                                           HAZEL VENTURES INC.

                                           per:  /s/  S. GIBSON
                                                  Authorized Signatory

                                 SCHEDULE "G"

                          SEVEN SEAS PETROLEUM INC.
                       OUTSTANDING OPTIONS AND WARRANTS

1. 3,000,000 common shares have been authorized for issuance pursuant to the SSPI Amended 1996 Stock Option Plan. To date 1,164,667 options have been granted under the plan of which 1,099,667 remain outstanding with terms as follows:

      Number of Options        Exercise Price (U.S.)       EXPIRY DATE
      -----------------        ---------------------       -----------
          400,000                   $ 18.75              November 26, 2001
          390,000                    $ 7.125               July 23, 2001
          33,000                     $ 0.75                June 1, 2000
          75,000                     $ 0.75                 May 1, 2000
         151,667                     $ 0.75                March 22, 2000

2. 250,000 common shares have been authorized for issuance upon exercise of 250,000 Class B share purchase warrants having an exercise price of U.S.$18.50, said warrants expiring October 15, 1997.

3. 1,000,000 common shares have been authorized for issuance upon exercise of 1,000,000 Class A share purchase warrants having an exercise price of U.S.$3.50, said warrants expiring March 14, 1997.